Exhibit 99.1 Certification Pursuant to 18 U.S.C. Section 1350 As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned certifies, pursuant to 18 U.S.C. Section 1350, that:

(1)	The accompanying Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the accompanying Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 9, 2002 /s/ Marti Morfitt Marti Morfitt President & Chief Executive Officer /s/ David J. Byrd David J. Byrd Vice President of Finance, Chief Financial Officer and Treasurer